May 20, 2013

Dee Balch

Chief Financial Officer

TNP Strategic Retail Trust, Inc.

4695 MacArthur Court, Ste. 1100

Newport Beach, CA 92660

RE: Accounting Transition; Terms of Separation

Dear Ms. Balch:

The recent decision by TNP Strategic Retail Trust, Inc. (the “REIT”) to transition its accounting functions and duties to Glenborough LLC will result in changes in the required staffing levels at the REIT. Based on discussions that have taken place between you and the Board of Directors, the parties have concluded that this will affect your continued employment with the REIT. We believe, however, that you are vital to the successful transition of certain job functions (the “Transition”), as outlined in more detail below. In consideration of your staying with the REIT as its Chief Financial Officer (or an alternative position designated by the REIT) until the earlier to occur of (i) August 15, 2013, or (ii) the filing of the REIT’s second quarter 2013 10Q with the SEC (your “Employment Termination Date”), we offer you severance and incentive pay as outlined below.

We expect you to continue your employment with the REIT and to conduct business in the normal course and cooperate with the REIT and its authorized agents in connection with the Transition, including, without limitation, the performance of the following tasks: (i) you will certify the REIT’s first quarter 2013 10Q and assist with the filing of same with the SEC; (ii) you will assist the REIT and its authorized agents with the April 2013 close of the books; (iii) you will assist the REIT and its authorized agents with the accounting transition and system migration; and (iv) you will assist the REIT and its authorized agents with the preparation of the REIT’s second quarter 2013 10Q; provided, however, you will not be required to certify the second quarter 2013 10Q. We expect you to satisfactorily perform these responsibilities through your Employment Termination Date. As further consideration for the payments outlined hereunder, following your Employment Termination Date until December 31, 2013, you will from time to time respond to questions/inquiries with regard to past REIT accounting issues to the extent reasonably requested by the REIT.

The REIT will include in your final paycheck the amount of your unused PTO. You agree that you will not utilize more than two (2) PTO days off for vacation prior to the Employment Termination Date, so as to be available to effectively assist in the transition duties outlined above.

Provided that the REIT’s Q1, 2013 10Q is filed with the SEC on or before May 20, 2013, and you have certified the same in your role as CFO of the REIT, you will be paid a performance bonus of $50,000 upon the filing of the Q1 2013 10Q. Provided you have met your obligations hereunder through June 30, 2013, as determined by the REIT in its reasonable discretion, you will be paid an interim incentive bonus of $50,000, payable on June 30, 2013. Provided you have met your obligations hereunder through your Employment Termination Date, as determined by the REIT in its reasonable discretion, and contingent upon the receipt of a signed Release back from you, the REIT will pay you severance pay in the amount of $50,000.00, payable within ten (10) days following the receipt of the signed Release, which can be signed and returned by you no earlier than the Employment Termination Date. Your failure to meet your obligations hereunder through the Employment Termination Date could result in the reduction and/or elimination of the incentive bonus and/or severance amounts.

Sums payable hereunder are in addition to your regular base wages and are subject to all applicable tax withholding.

The terms contained herein are applicable only if you meet your obligations set forth herein. This does not and shall not create a contract of employment. Your employment relationship with the REIT is an ‘at will’ employment relationship.

Please contact me if you have any questions about this matter.

Sincerely,

TNP Strategic Retail Trust, Inc,

a Delaware corporation

By: /s/ Phillip Levin

Its: Chairman of Audit Committee

ACCEPTED AND AGREED:

/s/ Dee Balch	5/20/13
Dee Balch	Date